Filed pursuant to Rule 424(b)(5)

Registration No. 333-252492

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 15, 2021)

14,285,715 Shares of Common Stock

Series A Warrants to Purchase up to 14,285,715 Shares of Common Stock

14,285,715 Shares of Common Stock Underlying Series A Warrants

Series B Warrants to Purchase up to 14,285,715 Shares of Common Stock

14,285,715 Shares of Common Stock Underlying Series B Warrants

Placement Agent Warrants to Purchase up to 857,143 Shares of Common Stock

857,143 Shares of Common Stock Underlying Placement Agent Warrants

American Battery Technology Company (the “Company” or “we”) is offering (the “Offering”) (i) 14,285,715 shares of the Company’s common stock, par value $0.001 per share (“Shares”), (ii) five-year Series A warrants to purchase up to 14,285,715 shares of common stock, at an exercise price of $0.80 per share (the “Series A Warrants”), and (iii) 18-month Series B warrants to purchase up to 14,285,715 shares of common stock at an exercise price of $0.70 per share (the “Series B Warrants”, and collectively with the Series A Warrants, the “Warrants”). The Shares and associated Warrants are offered at a purchase price of $0.70 per share of common stock, and associated Warrants to purchase 28,571,430 shares of our common stock, pursuant to this prospectus supplement.

We have retained H.C. Wainwright & Co., LLC, as the placement agent (the “Placement Agent”) with respect to this Offering. The Placement Agent is not purchasing or selling any shares offered hereby, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of shares, but it has agreed to use its best efforts to arrange for the sale of all of the shares. We have agreed to pay the Placement Agents’ fees totaling 7.5% of the aggregate gross proceeds from the sale of the shares being offered hereby and warrants (the “Wainwright Warrants”) to purchase up to 857,143 shares of common stock of the Company (the “Wainwright Warrants Shares”), which equal to 6.0% of the aggregate number of Shares placed in the Offering. The Wainwright Warrants have an exercise price of $0.875 per share of common stock and are exercisable immediately upon issuance and have a termination date of March 29, 2028. See “Plan of Distribution” beginning on page S-9 of this prospectus supplement for more information regarding these arrangements.

Our common stock is traded on the OTCQX marketplace maintained by OTC Markets Group, Inc. (“OTC Markets”), under the symbol “ABML.” On March 29, 2023, the last reported sale price of our common stock on OTC Markets was $1.18 per share.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per
	Share	Total
Offering price	$0.70	$10,000,000.50
Placement agent fees (1)	$0.0525	$750,000.04
Proceeds, before expenses, to us(2)	$0.6475	$9,250,000.46

(1)	We have agreed to pay the Placement Agent a cash fee equal to 7.5% of the gross proceeds raised in this offering. We have also agreed to reimburse the Placement Agent for certain of its offering-related expenses, including a management fee of 1.0% of the gross proceeds raised in this offering. See “Plan of Distribution” for additional information regarding placement agent compensation and estimated offering expenses.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in this offering

Delivery of the shares of common stock and the Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to occur on or about March 31, 2023, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is March 29, 2023

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the Placement Agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information and Incorporation of Certain Information by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: American Battery Technology Company, 100 Washington Street, Suite 100 in Reno, Nevada, USA, telephone number (775) 473-4744.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the Placement Agent has not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms, the terms “ABML,” the “Company,” “we,” “our” or “us” in this prospectus refer to American Battery Technology Company and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain or incorporate forward-looking statements. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

The factors described under “Risk Factors” in this prospectus supplement and in any documents incorporated by reference herein, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus supplement. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our shares of common stock. You should carefully read this entire prospectus supplement and accompanying prospectus, including the information incorporated herein and therein, including the “Risk Factors” section contained in this prospectus supplement and the other documents incorporated by reference into this prospectus supplement.

Overview

American Battery Technology Company (“the Company”) is a startup company in the lithium–ion battery industry that is working to increase the domestic US production of battery materials, such as lithium, nickel, cobalt, and manganese through its engagement in the exploration of new primary resources of battery metals, in the development and commercialization of new technologies for the extraction of these battery metals from primary resources, and in the commercialization of an internally developed integrated process for the recycling of lithium–ion batteries. Through this three–pronged approach the Company is working to both increase the domestic production of these battery materials, and to ensure spent batteries have their elemental battery metals returned to the domestic manufacturing supply chain in an economical, environmentally-friendly, closed–loop fashion.

To implement this business strategy, the Company is currently constructing its first integrated lithium–ion battery recycling facility, which will take in waste and end–of–life battery materials from the electric vehicle, stationary storage, and consumer electronics industries. The construction, commissioning, and operations of this facility are of the highest priority to the Company, and as such it has significantly increased the resources devoted to its execution including the further internal hiring of technical staff, expansion of laboratory facilities, and purchasing of equipment. The Company has been awarded a competitively bid grant from the US Advanced Battery Consortium to accelerate the development and demonstration of this pre–commercial scale integrated lithium–ion battery recycling facility. The Company has been notified that it has been selected for an additional grant award under the Bipartisan Infrastructure Law to validate, test, and deploy three disruptive advanced separation and processing technologies in its existing lithium-ion battery recycling Pilot Plant.

Additionally, the Company is accelerating the demonstration and commercialization of its internally developed low–cost and low–environmental impact processing train for the manufacturing of battery grade lithium hydroxide from Nevada–based sedimentary claystone resources. The Company has been awarded a grant cooperative agreement from the US Department of Energy’s Advanced Manufacturing Office through the Critical Materials Innovation program to support the construction and operation of a multi–ton per day integrated continuous demonstration system to support the scale–up and commercialization of these technologies. The Company has been notified that it has been selected for an additional grant award under the Bipartisan Infrastructure Law to design, construct, and commission a first-of-kind commercial manufacturing facility to produce battery-grade lithium hydroxide from this resource.

S-2

THE OFFERING

Shares we are offering	14,285,715 shares of common stock

Series A Warrants we are offering

Each Series A Warrant will be immediately exercisable, will expire five years from the date of issuance and have an exercise price of $0.80 per share.

Investor warrants to purchase an aggregate of (i) 14,285,715 shares of the Company’s common stock, par value $0.001 per share (“Shares”), (ii) five-year Series A warrants to purchase up to 14,285,715 shares of Common Stock, at an exercise price of $0.80 per share (the “Series A Warrants”), and (iii) 18-month Series B warrants to purchase up to 14,285,715 shares of Common Stock, at an exercise price of $0.70 per share (the “Series B Warrants”, and collectively with the Series A Warrants, the “Warrants”), at a purchase price of $0.70 per share of Common Stock and associated Warrants. There is currently no market for the investor warrants and none is expected to develop after this offering. We do not intend to list the investor warrants on any national securities exchange or other trading market.

Series B Warrants we are offering	Each Series B Warrant will be immediately exercisable, will expire eighteen (18) months from the date of issuance and have an exercise price of $0.70 per share.

Common stock to be outstanding after this offering	667,895,475 shares

Offering price	$0.70 per share of common stock and associated Warrants

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $8,860,000, after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the securities offered by this prospectus for (i) the purchase of a commercial hazardous waste recycling facility in the Tahoe-Reno Industrial Center located at 2500 Peru Drive, McCarran, Nevada and related industrial equipment, pursuant to the that certain asset purchase agreement and membership interest purchase agreement between the Company and LiNiCo Corporation and (ii) for general corporate purposes, including working capital..

Dividend policy	We do not anticipate paying any cash dividends on our common stock for the foreseeable future.

OTCQB symbol	“ABML”

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 4 of the accompanying prospectus and the documents incorporated by reference herein.

Unless we indicate otherwise, all information in this prospectus is based on 653,608,760 shares of common stock outstanding as of March 29, 2023, and excludes, as of that date:

●	Approximately 40,210,611 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price was $1.21 per share.

Unless otherwise stated, all information in this prospectus assumes no exercise of the outstanding warrants described above into common stock and no exercise of the Warrants or of the Placement Agent Warrants issued in this offering.

S-3

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to other information contained in this prospectus supplement and in the accompanying prospectus, before investing in our securities, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and in any other documents incorporated by reference into this prospectus, as updated by our future filings. These risks are not the only ones faced by us. Additional risks not known or that are deemed immaterial could also materially and adversely affect our financial condition, results of operations, our products, business and prospects. Any of these risks might cause you to lose all or a part of your investment.

RISKS RELATED TO OUR SECURITIES AND THE OFFERING

If you purchase securities sold in this offering, you will experience immediate dilution as a result of this offering.

Because the price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock, you will experience dilution to the extent of the difference between the offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of December 31, 2022, was approximately $0.07 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding.

If you purchase shares of our securities in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we believe that we will offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in the future. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by purchasers in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

In addition, we have a significant number of warrants outstanding. To the extent that outstanding warrants have been or may be exercised or other shares issued, you may experience further dilution. Further, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital to finalize the purchase of a move-in-ready, commercial-scale battery recycling facility located in the Tahoe-Reno Industrial Center (TRIC) at 2500 Peru Drive, McCarran, Nevada, to expand operations of its first-of-kind lithium-ion battery recycling technologies.. See “Use of Proceeds” on page S-5 for additional information. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

S-4

The market price of our common stock has been, and may continue to be, highly volatile, and such volatility could cause the market price of our common stock to decrease and could cause you to lose some or all of your investment in our common stock.

During the third fiscal quarter of 2023, the market price of our common stock fluctuated from a high of $1.45 per share to a low of $0.405 per share, and our stock price continues to fluctuate. The market price of our common stock may continue to fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

●	our ability to grow our revenue and customer base;
●	the announcement of new products or product enhancements by us or our competitors;
●	developments concerning regulatory oversight and approvals;
●	variations in our and our competitors’ results of operations;
●	successes or challenges in our collaborative arrangements or alternative funding sources;
●	developments in the health care and life science industries;
●	future issuances of common stock or other securities;
●	the addition or departure of key personnel;
●	announcements by us or our competitors of acquisitions, investments or strategic alliances; and
●	general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market in general, and the market for health care and life science companies in particular, has recently experienced extreme price and volume fluctuations. The volatility of our common stock is further exacerbated due to its low trading volume. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock and the loss of some or all of your investment.

There is no public market for Warrants being offered by us in this offering.

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

The Warrants are speculative in nature.

The Warrants offered hereby do not confer any rights of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of common stock at a fixed price. Moreover, following this offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their respective public offering prices. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable to exercise the Warrants.

Holders of the Warrants offered hereby will have no rights as commons stockholders with respect to the common stock underlying the Warrants until such holders exercise their Warrants and acquire our common stock, except as otherwise provided in the Warrants.

Until holders of the Warrants acquire common stock upon exercise thereof, such holders will have no rights with respect to the common stock underlying such Warrants, except to the extent that certain rights may be granted to warrant holders as set forth in the warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of an common stock holder only as to matters for which the record date occurs after the exercise date.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after placement agent fees and estimated offering expenses payable by us, will be approximately $8,857,350.45.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital to finalize the purchase of a move-in-ready, commercial-scale battery recycling facility located in the Tahoe-Reno Industrial Center (TRIC) at 2500 Peru Drive, McCarran, Nevada, to expand operations of its first-of-kind lithium-ion battery recycling technologies. The timing and amount of our actual expenditures will be based on many factors and, as of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

S-5

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2022. Such information is set forth on the following basis:

●	on an actual basis; and

●	on an unaudited as adjusted basis, giving effect to the sale of the 14,285,715 shares of common stock in this offering at an offering price of $0.70 per share of common stock and associated Warrants, after deducting estimated placement agent fees and estimated offering expenses payable by us.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2022
	Actual	As adjusted

Cash and cash equivalents	$11,443,658	$20,301,008
Subscription receivable	1,353,707	1,353,707

Total liabilities	1,712,114	1,712,114
Stockholders’ equity:
Preferred Stock: 500,000 shares of Series A Preferred Stock authorized, par value of $0.001 per share, 0 shares of Series A Preferred Stock issued and outstanding; 2,000 shares of Series B Preferred Stock authorized, par value of $10.00 per share, 0 shares of Series B Preferred Stock issued and outstanding; and 2,000,000 shares of Series C Preferred Stock authorized, par value of $10 per share, and 0 shares of Series C Preferred Stock issued and outstanding	0	0
Common Stock, par value $0.001 per share; 1,200,000,000 shares authorized; 650,115,948 shares outstanding actual; 664,401,663 shares outstanding as adjusted	650,116	664,402
Additional paid-in capital	193,179,179	202,022,244
Common stock issuable	(646,177)	(646,177)
Accumulated deficit	147,266,792	147,266,792
Total stockholders’ equity	45,916,326	54,773,676

The above table and discussion excludes the following:

●	Approximately 40,210,611 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price was $1.21 per share;
●	14,285,715 shares of our common stock underlying the Series A Warrants being sold in this offering with an exercise price of $0.80 per share;
●	14,285,715 shares of our common stock underlying the Series B Warrants being sold in this offering with an exercise price of $0.70 per share; and
●	857,143 shares of our common stock underlying the Wainwright Warrants with an exercise price of $0.875 per share.

S-6

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value at December 31, 2022 was approximately $0.07 per share (on an as-converted basis). “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of the common stock in this offering at the offering price set forth on the cover page of this prospectus supplement and after deducting estimated placement agent fees and expenses payable by us and assuming no exercise of the Warrants, our as adjusted net tangible book value as of December 31, 2022 would have been approximately $0.08 per share of common stock. This represents an immediate increase in net tangible book value of $0.01 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.62 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Offering price per share of common stock	$0.70

Net tangible book value per share as of December 31, 2022	$0.07

Increase per share attributable to this offering	$0.01

As adjusted net tangible book value per share as of December 31, 2022 after this offering	$0.08

Dilution per share to new investors participating in this offering	$0.62

The number of shares of Common Stock that would be outstanding after this offering is based on 650,115,948 shares of Common Stock outstanding as of December 31, 2023 and excludes, as of that date:

●	Approximately 40,210,611 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price was $1.21 per share; and
●	857,143 shares of our common stock issuable upon exercise of the Wainwright Warrants with an exercise price of $0.875 per share.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering shares of our common stock, Series A Warrants and Series B Warrants. The following description of our common stock, Series A Warrants and Series B Warrants summarizes the material terms and provisions thereof, including the material terms of the Common Stock, Warrants and Pre-Funded Warrants we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” beginning on page 10 of the accompanying prospectus.

Series A and Series B Warrants

The following summary of certain terms and provisions of the Series A Warrants and Series B Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the forms of which will be filed as exhibits to our Current Report on Form 8-K. Prospective investors should carefully review the terms and provisions of the form of Series A Warrants and Series B Warrants for a complete description of the terms and conditions of the Warrants

The following is a summary of the material terms and provisions of the Series A Warrants and Series B Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of the Warrants, which have been provided to the investors in this offering and each of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrants for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price. The Series A Warrants offered hereby will have an exercise price of $0.80 per share and the Series B Warrants offered hereby will have an exercise price of $0.70 per share. The Series A Warrants will be immediately exercisable and have a term of five years from the date of issuance. The Series B Warrants will be immediately exercisable and have a term of eighteen (18) months from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock. The Warrants will be issued in certificated form only.

S-7

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s common warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the underlying shares, the investor warrants will also be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of common stock determined according to a formula set forth in the Warrants.

Cashless Exercise. If a registration statement registering the issuance of the shares of common stock underlying the investor warrant under the 1933 Securities Act is not effective or available for the issuance or resale of such shares of common stock, the holder may, in its sole discretion, elect to exercise the investor warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrants.

Transferability. Subject to applicable laws, the Warrants may be transferred at the option of the holder upon surrender of such warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list or quote the Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise the Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding voting securities, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the investor warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the investor warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for cash in the amount of the Black-Scholes Value (as defined in each warrant) of the remaining unexercised portion of the Warrants on the date of the consummation of such fundamental transaction, concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Placement Agent Warrants

The following is a brief summary of certain terms and conditions of the H.C. Wainwright & Co., LLC warrants (the “Wainwright Warrants”), which may be exercised to purchase shares of common stock offered hereby and is subject in all respects to the provisions contained in the Wainwright Warrants.

The Wainwright Warrants are exercisable until March 29, 2028. The Wainwright Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance or resale of the shares of common stock underlying the Wainwright Warrants under the Securities Act is effective and available for the issuance or resale of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance or resale of the shares of common stock underlying the Wainwright Warrants under the Securities Act is not effective or available for the issuance or resale of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Wainwright Warrants. No fractional shares of common stock will be issued in connection with the exercise of a Wainwright Warrant. In lieu of fractional shares, we will round up to the next whole share or pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

S-8

The exercise price per whole share of common stock purchasable upon exercise of the Wainwright Warrants is $0.875 per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Except as otherwise provided in the Wainwright Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Wainwright Warrant will not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Wainwright Warrant.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, we have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering of our securities pursuant to this prospectus supplement. The placement agent has agreed to use reasonable best efforts to arrange for the sale of the securities pursuant to this prospectus supplement. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our securities and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. The placement agent will have no authority to bind us by virtue of the engagement agreement and the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

We have entered into a securities purchase agreement directly with institutional investors, who will purchase our securities in this offering, providing such investors with certain representations, warranties and covenants from us.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about March 31, 2023, subject to satisfaction of certain customary closing conditions.

The placement agent may distribute this prospectus supplement electronically.

Commissions and Expenses

We have agreed to pay the placement agent a cash fee of 7.5% of the aggregate gross proceeds raised in the offering, as well as a management fee equal to 1.0% of the gross proceeds raised in this offering. The following table shows the per share of common stock and accompanying warrants and total placement agent fees payable to the placement agent by us in connection with this offering.

	Per Share of Common Stock and Accompanying Common Stock Warrants	Total
Public offering price	$0.70	$10,000,000.50
Placement agent fees	$0.0525	$750,000.04
Proceeds, before expenses, to us	$0.6475	$9,250,000.46

In addition, we have agreed to reimburse the placement agent for its non-accountable expenses in the amount of $35,000, for its legal fees and expenses and other out-of-pocket expenses in an amount up to $50,000 and for its clearing expenses in the amount of $15,950. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $393.000.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent, or its designees, warrants to purchase up to 857,143 shares of common stock with an exercise price of $0.875 per share and exercisable for five years from the commencement of sales in this offering The Wainwright Warrants and the shares of common stock issuable upon exercise thereof are being registered hereby.

Right of First Refusal

We have granted the placement agent, subject to certain exceptions, a right of first refusal for a period of eight (8) months following the consummation of this offering to act as our sole book-running manager, sole underwriter or sole placement agent for any further capital raising transactions undertaken by us or any of our subsidiaries.

S-9

Tail

We have also agreed to pay the placement agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement of the placement agent.

Other Relationships

The placement agent and its respective affiliates have engaged in, and may in the future engage in, investment banking, advisory and other commercial dealings in the ordinary course of business with us or our affiliates for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Determination of Offering Price

The actual offering price of the securities we are offering was negotiated between us, the placement agent and prospective investors, based on the trading of our shares of common stock prior to the offering, among other things, and may be at a discount to the current market price. The securities offered hereby will be sold at a fixed price until the completion of the offering.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions received by the placement agent and any profit realized on the resale of the securities sold by the placement agent while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities, including liabilities under the Securities Act, relating to or arising out of the placement agent’s activities under the placement agency agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Listing

Our common stock is traded on the OTCQX marketplace maintained by OTC Markets Group, Inc. (“OTC Markets”), under the symbol “ABML.”

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Certain legal matters in connection with this offer will be passed upon for the placement agent by Ellenoff Grossman & Schole LLP.

EXPERTS

The consolidated financial statements of American Battery Technology Company for the fiscal year ended June 30, 2022, appearing in American Battery Technology Company’s Annual Report on Form 10-K for the year ended June 30, 2022, have been audited by Marcum LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

S-10

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended June 30, 2022 filed with the SEC on September 12, 2022;

●	our Quarterly Reports on Form 10-Q for the quarterly period ended December 31, 2022 filed with the SEC on February 14, 2023; and for the quarterly period ended September 30, 2022 filed with the SEC on November 14, 2022

●	our Current Reports on Form 8-K filed with the SEC on March 27, 2023, March 10, 2023, March 8, 2023, March 7, 2023, February 28, 2023, January 24, 2023, January 11, 2023, November 17, 2022, October 31, 2022, October 21, 2022, October 14, 2022, September 14, 2022, September 2, 2022, August 5, 2022 and July 15, 2022;

●	a description of our common stock contained in our Form 10-K for the period ending September 30, 2019, filed with the SEC on December 27, 2019.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

American Battery Technology Company

100 Washington Street, Suite 100

Reno, NV 89503

Tel: (775) 473-4744.

S-11

PROSPECTUS

AMERICAN BATTERY METALS CORPORATION

$250,000,000 of

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell up to $250 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves risks. See the “Risk Factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Our common stock is traded on the OTCQB marketplace maintained by OTC Markets Group, Inc. (“OTC Markets”), under the symbol “ABML.” The trading price of our common stock has been highly volatile since December 2020 and could continue to be subject to wide fluctuations in response to various factors. On February 23, 2021, the last reported sale price of our common stock on OTC Markets was $2.54 per share. During the 12 months prior to the date of this prospectus, our common stock has traded at a low of $0.028 and a high of $4.90. From January 4, 2021 through February 22, 2021, our common stock has traded at a low of $1.40 and a high of $2.98 per share. Such high trading price volatility of our common stock could adversely affect your ability to sell your shares of our common stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable. We are a pre-revenue company and do not expect to generate any meaningful amount of revenue in the near future. We believe that our recent stock price volatility and stock trading volume fluctuations have been unrelated or disproportionate to any existing changes to our financial conditions or results of operations during the most recent completed fiscal quarter and the comparative period in 2019.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 15, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $250 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “American Battery Metals Corporation,” “ABMC,” “we,” “our,” “us” and the “Company” in this prospectus, we mean American Battery Metals Corporation. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the SEC, this prospectus does not contain all the information set forth in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including the exhibits thereto, on Form S-3 that may be obtained as described below. Statements contained or incorporated by reference in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of the Company’s website is americanbatterytechnology.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

1

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed with the SEC on November 16, 2020 and Quarterly Report on Form 10-Q for the period ended December 31, 2020, filed with the SEC on February 16, 2021

●	Our Transition Report on Form 10-KT for the nine months ended June 30, 2020, filed with the SEC on September 28, 2020

●	Our Current Reports on Form 8-K filed on the following dates: November 5, 2020, December 4, 2020, and January 6, 2021

●	The description of our common stock contained in our Form 10-K for the period ending September 30, 2019, filed with the SEC on December 27, 2019

●	All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

American Battery Metals Corporation

930 Tahoe Blvd., Suite 802-16

Incline Village, NV 89451

Tel: (775) 473-4744

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that includes information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “may,” “should,” “would,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue,” “plan,” “potential” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus or incorporated herein by reference.

You should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

THE COMPANY

Background

The lithium-ion battery manufacturing supply chain is organized into four industries that operate in series: battery feedstock providers, material refiners, cell manufacturers, and end-use product (electric vehicle, stationary storage, consumer electronics, etc.) manufacturers. While the scale of manufacturing of lithium-ion battery cells and of electric vehicles and other end-use products have grown substantially within the US in recent years, there has been little domestic growth in the battery feedstock and material refining portions of the manufacturing supply chain. This has led to an imbalance within the domestic US supply chain and has caused the majority of cell manufacturing and end-use product manufacturers to rely on foreign supplies of their raw and refined feedstock materials. The situation is so dire that in its “Mineral Commodity Summaries 2020” report, the US Geological Survey calculated that less than 1% of each of the critical and strategic battery metals (lithium, nickel, cobalt, and manganese) produced globally in 2019 were produced within the US.

American Battery Metals Corporation (“ABMC” or the “Company”) is a startup company in the lithium-ion battery industry that is working to increase the domestic US production of these four battery metals through its engagement in the exploration of new primary resources of battery metals, in the development and commercialization of new technologies for the extraction of these battery metals from primary resources, and in the commercialization of an internally developed integrated process for the recycling of lithium-ion batteries for the recovery of battery metals. Through this three-pronged approach ABMC is working to both increase the domestic production of these battery metals, and also to ensure that as these materials reach their end of lives that the constituent elemental battery metals are returned to the manufacturing supply chain in a closed-loop fashion.

The Company was incorporated under the laws of the State of Nevada on October 6, 2011 for the purpose of acquiring rights to mineral properties with the eventual objective of being a producing mineral company, if and when it ever occurs. We have limited operating history and have not yet generated or realized any revenues from our activities. Our principal executive offices are located at 930 Tahoe Blvd., Suite 802-16, Incline Village, NV 89451.

On August 8, 2016, the Company formed Lithortech Resources Inc. as a wholly owned subsidiary of the Company to serve as its operating subsidiary for lithium resource exploration and development. On June 29, 2018, the Company changed the name of Lithortech Resources to LithiumOre Corp. (“LithiumOre”). On May 3, 2019, the Company changed its name to American Battery Metals Corporation.

3

The growth in demand for lithium-ion batteries is predicted by industry researchers to grow by over ten-fold over the next ten years, while over the same period there are limited announcements for new production sources of domestic US based lithium, nickel, cobalt, or manganese. As a result, there will be increased pressure on the prices of domestically sourced battery metals, and increased reliance on foreign sourced battery metals. These industry trends support and validate the Company’s multifaceted three-pronged business model to increase the production of domestic US sourced battery metals. The Company is currently a pre-revenue organization and we do not anticipate earning revenues until such time as we have initial operations of our lithium-ion battery recycling facility underway, or until we have undertaken sufficient exploration work to identify lithium and or other battery metals reserves and have validated and commercialized a cost-effective extraction system.

RISK FACTORS

An investment in our securities is subject to numerous risks, including the risk factors described below. You should carefully consider the risks, uncertainties and other factors described below, in addition to the other information set forth in this prospectus, before making an investment decision with regard to our securities. Any of these risks, uncertainties and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment. See also “Cautionary Note Regarding Forward-Looking Statements.”

RISKS RELATING TO OUR COMPANY

Since we have a limited operating history and have not commenced revenue-producing operations, it is difficult for potential investors to evaluate our business.

Since formation, we have not commenced revenue-producing operations. To date, our operations have consisted of the prior exploratory activities, development and limited testing of our recycling process and the development of our business plan. Our limited operating history makes it difficult for potential investors to evaluate our technology or prospective operations. As an early-stage company, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays in a new business. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We may need additional financing to execute our business plan and fund operations, which additional financing may not be available on reasonable terms or at all.

We believe that we require a minimum of $10 million of working capital over the next 12 months in order to fund our current operations, excluding the construction of our initial recycling facility near Reno, Nevada. We have undertaken this registration of our common shares to potentially provide a portion of this necessary capital. However, we may require additional capital over the next 12 months, the receipt of which there can be no assurance. In addition, we will require additional capital in order to fully develop our recycling facilities. We intend to seek additional funds through various financing sources, including the private sale of our equity and debt securities, joint ventures with capital partners and project financing of our recycling facilities. In addition, we will consider alternatives to our current business plan that may enable to us to achieve revenue producing operations and meaningful commercial success with a smaller amount of capital. However, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to further pursue our business plan and we may be unable to continue operations, in which case you may lose your entire investment.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern. If we do not continue as a going concern, investors will lose their entire investment.

In their report on our financial statements included in this prospectus, our independent auditors have expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of ongoing operating losses and a lack of financing commitments then in place to meet expected cash requirements. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we do not continue as a going concern, investors will lose their entire investment.

4

We must effectively manage the growth of our operations, or our company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process. If funding is available, we may elect to increase the scope of our operations and acquire complementary businesses. Implementing our business plan will require significant additional funding and resources. If we grow our operations, we will need to hire additional employees and make significant capital investments. If we grow our operations, it will place a significant strain on our existing management and resources. Additionally, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce. Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

We may be unable to maintain an effective system of internal control over financial reporting, and as a result we may be unable to accurately report our financial results.

Our reporting obligations as a public company place a significant strain on our management, operational and financial resources and systems. We do not currently have effective internal controls. If we fail to maintain an effective system of internal control over financial reporting, we could experience delays or inaccuracies in our reporting of financial information, or non-compliance with the Commission, reporting and other regulatory requirements. This could subject us to regulatory scrutiny and result in a loss of public confidence in our management, which could, among other things, cause our stock price to drop.

We have been and expect to be significantly dependent on consulting agreements for the development of our battery recycling facilities, which exposes us to the risk of reliance on the performance of third parties.

In developing our battery recycling technology, we rely to some extent on consulting agreements with third parties as the Company does not have the resources to employ all the necessary staff required for such activities. The failure to obtain and maintain such consulting agreements would substantially disrupt or delay our battery recycling activities. Any such loss would likely increase our expenses and materially harm our business, financial condition and results of operation.

If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy. In addition, the loss of the services of certain key employees would adversely impact our business prospects.

If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy. In addition, the loss of the services of certain key employees, including Douglas Cole, our Chief Executive Officer and Ryan Melsert, our Chief Technology Officer, would adversely impact our business prospects. Our ability to compete in the highly competitive battery recycling technology business depends in large part upon our ability to attract highly qualified managerial, scientific, and engineering personnel. In order to induce valuable employees to remain with us, we intend to provide employees with stock grants that vest over time. The value to employees of stock grants that vest over time will be significantly affected by movements in our stock price that we will not be able to control and may at any time be insufficient to counteract more lucrative offers from other companies. Other technology companies with which we compete for qualified personnel have greater financial and other resources, different risk profiles, and a longer history in the industry than we do. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high-quality candidates than what we have to offer. If we are unable to continue to attract and retain high-quality personnel, the rate and success at which we can develop and commercialize products would be limited.

The Company’s activities and operations may be affected by existing or threatened medical pandemics, such as the novel coronavirus (COVID-19).

The full extent to which COVID-19 impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning COVID-19 and the actions required to contain or treat its impact, among others. Investors are cautioned that operating and financial performance may vary from the expectations of management and our previously issued financial outlook as a result of the evolving COVID-19 environment.

5

RISKS RELATING TO OUR BUSINESS AND INDUSTRY

Battery recycling is a highly competitive and speculative business and we may not be successful in seeking available opportunities.

The process of battery recycling is a highly competitive and speculative business. In seeking available opportunities, we will compete with a number of other companies, including established, multi-national companies that have more experience and resources than we do. There also may be other small companies that are developing similar processes and are farther along than the Company. Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to develop technology which is commercially viable.

Our new business model has not been proven by us or anyone else.

We intend to engage in the business of lithium recycling through a proprietary recycling technology. While the production of lithium-ion recycling is an established business, to date most lithium-ion recycling has been produced by way of performing bulk high temperature calcinations or bulk acid dissolutions. We have developed a highly strategic recycling processing train that does not employ any high temperature operations or any bulk chemical treatments of the full battery. We have tested our recycling process on a small scale and to a limited degree; however, there can be no assurance that we will be able to produce battery metals in commercial quantities at a cost of production that will provide us with an adequate profit margin. The uniqueness of our process presents potential risks associated with the development of a business model that is untried and unproven.

While the testing of our recycling process has been successful to date, there can be no assurance that we will be able to replicate the process, along with all of the expected economic advantages, on a large commercial scale.

As of the date of this prospectus, we have built and operated our recycling process on a very small scale. While we believe that our development and testing to date has proven the concept of our recycling process, we have not undertaken the build-out or operation of a large-scale facility capable of recycling large commercial quantities. There can be no assurance that as we commence large scale manufacturing or operations that we will not incur unexpected costs or hurdles that might restrict the desired scale of our intended operations or negatively impact our projected gross profit margin.

Our intellectual property rights may not be adequate to protect our business.

We currently do not hold any patents for our products. Although we expect to file applications related to our technology, no assurances can be given that any patent will be issued on such patent applications or that, if such patents are issued, they will be sufficiently broad to adequately protect our technology. In addition, we cannot assure you that any patents that may be issued to us will not be challenged, invalidated, or circumvented. Even if we are issued patents, they may not stop a competitor from illegally using our patented processes and materials. In such event, we would incur substantial costs and expenses, including lost time of management in addressing and litigating, if necessary, such matters. Additionally, we rely upon a combination of trade secret laws and nondisclosure agreements with third parties and employees having access to confidential information or receiving unpatented proprietary know-how, trade secrets and technology to protect our proprietary rights and technology. These laws and agreements provide only limited protection. We can give no assurance that these measures will adequately protect us from misappropriation of proprietary information.

Our processes may infringe on the intellectual property rights of others, which could lead to costly disputes or disruptions.

The applied science industry is characterized by frequent allegations of intellectual property infringement. Though we do not expect to be subject to any of these allegations, any allegation of infringement could be time consuming and expensive to defend or resolve, result in substantial diversion of management resources, cause suspension of operations or force us to enter into royalty, license, or other agreements rather than dispute the merits of such allegation. If patent holders or other holders of intellectual property initiate legal proceedings, we may be forced into protracted and costly litigation. We may not be successful in defending such litigation and may not be able to procure any required royalty or license agreements on acceptable terms or at all.

6

Our business strategy includes entering into joint ventures and strategic alliances. Failure to successfully integrate such joint ventures or strategic alliances into our operations could adversely affect our business.

We propose to commercially exploit our recycling process, in part, by entering into joint ventures and strategic relationships with parties involved in the manufacture and recycling of lithium-ion products. Joint ventures and strategic alliances may involve significant other risks and uncertainties, including distraction of management’s attention away from normal business operations, insufficient revenue generation to offset liabilities assumed and expenses associated with the transaction, and unidentified issues not discovered in our due diligence process, such as product quality, technology issues and legal contingencies. In addition, we may be unable to effectively integrate any such programs and ventures into our operations. Our operating results could be adversely affected by any problems arising during or from any joint ventures or strategic alliances.

If we are unable to manage future expansion effectively, our business, operations and financial condition may suffer significantly, resulting in decreased productivity.

If our recycling process proves to be commercially valuable, it is likely that we will experience a rapid growth phase that could place a significant strain on our managerial, administrative, technical, operational and financial resources. Our organization, procedures and management may not be adequate to fully support the expansion of our operations or the efficient execution of our business strategy. If we are unable to manage future expansion effectively, our business, operations and financial condition may suffer significantly, resulting in decreased productivity.

The global economic conditions could negatively affect our prospects for growth and operating results.

Our prospects for growth and operating results will be directly affected by the general global economic conditions of the industries in which our suppliers, partners and customer groups operate. We believe that the market price of our principal product, recycled lithium- ion, is relatively volatile and reacts to general global economic conditions. A decline in the price of lithium-ion resulting from over supply or a global economic slowdown and the other global economic conditions could negatively affect our business. There can be no assurance that global economic conditions will not, at times, negatively impact our liquidity, growth prospects and results of operations.

Government regulation and environmental, health and safety concerns may adversely affect our business.

Our operations in the United States will be subject to the Federal, State and local environmental, health and safety laws applicable to the reclamation of lithium-ion batteries. Depending on how any particular operation is structured, our facilities will probably have to obtain environmental permits or approvals to operate, including those associated with air emissions, water discharges, and waste management and storage. We may face opposition from local residents or public interest groups to the installation and operation of our facilities. Failure to secure (or significant delays in securing) the necessary approvals could prevent us from pursuing some of our planned operations and adversely affect our business, financial results and growth prospects. In addition to permitting requirements, our operations are subject to environmental health, safety and transportation laws and regulations that govern the management of and exposure to hazardous materials such as the heavy metals and acids involved in battery reclamation. These include hazard communication and other occupational safety requirements for employees, which may mandate industrial hygiene monitoring of employees for potential exposure to hazardous materials. Failure to comply with these requirements could subject our business to significant penalties (civil or criminal) and other sanctions that could adversely affect our business.

The nature of our operations involves risks, including the potential for exposure to hazardous materials such as heavy metals, that could result in personal injury and property damage claims from third parties, including employees and neighbors, which claims could result in significant costs or other environmental liability. Our operations also pose a risk of releases of hazardous substances, such as heavy metals or acids, into the environment, which can result in liabilities for the removal or remediation of such hazardous substances from the properties at which they have been released, liabilities which can be imposed regardless of fault, and our business could be held liable for the entire cost of cleanup even if we were only partially responsible. Like any manufacturer, we are also subject to the possibility that we may receive notices of potential liability in connection with materials that were sent to third-party recycling, treatment, and/or disposal facilities under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), and comparable state statutes, which impose liability for investigation and remediation of contamination without regard to fault or the legality of the conduct that contributed to the contamination, and for damages to natural resources. Liability under CERCLA is retroactive, and, under certain circumstances, liability for the entire cost of a cleanup can be imposed on any responsible party.

In the event we are unable to present and operate our recycling process and operations as safe and environmentally responsible, we may face opposition from local governments, residents or public interest groups to the installation and operation of our facilities.

7

Control by management may limit your ability to influence the outcome of director elections and other transactions requiring stockholder approval.

As of January 25, 2021, our directors and executive officers beneficially own approximately 10% of our outstanding common stock. In addition, our five directors each own 100,000 shares of our Series A Preferred Shares which each Series A Preferred Share can vote the equivalent of 1,000 shares of Common Stock. Upon the completion of this offering, in addition to control exercised by their board seats and officer positions, such persons will have significant influence over corporate actions requiring stockholder approval, including the following actions:

●	to elect or defeat the election of our directors;

●	to amend or prevent amendment of our certificate of incorporation or bylaws;

●	to effect or prevent a merger, sale of assets or other corporate transaction; and

●	to control the outcome of any other matter submitted to our stockholders for vote.

Such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

We expect to experience volatility in the price of our Common Stock, which could negatively affect stockholders’ investments.

The trading price of our Common Stock has been highly volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. During the 12 months prior to the date of this prospectus, our common stock has traded at a low of $0.028 and a high of $4.90. From the beginning of 2021 through February 22, 2021, our common stock has traded at a low of $1.40 and a high of $2.98 per share. From December 1, 2020 through February 21, 2021, our common stock has traded at a low of $0.23 and a high of $4.07 per share. The intraday stock price changes ranged from $2.49 to $4.90 over the past 30-day period. We believe that our recent stock price volatility and stock trading volume fluctuations have been unrelated or disproportionate to any existing changes to our financial conditions or results of operations during the fiscal quarters ended December 31, 2020 and December 31, 2019. Investors of our common stock may experience rapid and substantial decreases in our stock price, including decreases unrelated to our operating performance or business prospects.

The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect your ability to sell your shares of Common Stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

The relative lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management team lacks significant public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our senior management has little experience in managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining of internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, we could be subject to the imposition of fines and penalties and our management would have to divert resources from attending to our business plan.

8

Our Common Stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of Common Stock due to suitability requirements.

Our Common Stock is categorized as “penny stock”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined therein) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our Common Stock is significantly less than $5.00 per share, and is therefore considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our Common Stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our Common Stock, or may adversely affect the ability of stockholders to sell their shares.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights for or obligations to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We may issue additional shares of Common Stock or preferred stock in the future, which could cause significant dilution to all stockholders.

Our Articles of Incorporation authorize the issuance of up to 1,200,000,000 shares of Common Stock with a par value of $0.001 per share. As of January 25, 2021, we had 506,737,122 shares of Common Stock outstanding; however, we may issue additional shares of Common Stock in the future in connection with a financing or an acquisition. Such issuances may not require the approval of our stockholders. In addition, certain of our outstanding rights to purchase additional shares of Common Stock or securities convertible into our Common Stock are subject to some form of anti-dilution protection, which could result in the right to purchase significantly more shares of Common Stock being issued or a reduction in the purchase price for any such shares or both. Any issuance of additional shares of our Common Stock, or equity securities convertible into our Common Stock, including but not limited to, preferred stock, warrants and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our Common Stock, may negatively impact the market price of our Common Stock, and may also negatively affect stockholders’ investments. If we are able to sell all of our common shares registered in this Registration Statement in the aggregate gross amount of $250,000,000 at an assumed price of $2.50 per share, the approximate closing price quoted on the OTC Markets on February 23, 2021, we will have to issue a total of 100 million shares to the investors, representing approximately 20% of our total issued and outstanding common stock. The supply of a large number of our common shares to the public market may suppress the trading prices of our common stock, cause our stock prices to fluctuate in an undesirable way, and therefore could negatively affect our investors’ ability to sell our common stock at their desired or profitable prices or at all.

9

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate and operations purposes. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our Common Stock for the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our Board of Directors. The holders of the Series B and Series C Preferred Stock are entitled to receive an 8% per annum dividend on their stated value which can be paid in cash or Common Stock at the discretion of the Company (see description of Series B and Series C Preferred Stock below).

The current and future holders of our Common Stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by our board of directors, from funds legally available for that purpose. Nevada Revised Statutes prohibits us from declaring dividends where, after giving effect to the distribution of the dividend, we would not be able to pay our debts as they become due in the ordinary course of business, or our total assets would be less than the sum of our total liabilities.

Our Articles of Incorporation and Bylaws do not contain provisions restricting our ability to pay dividends of our Common Stock.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation by Reference.”

Authorized and Outstanding Securities

The Company is authorized to issue two classes of shares, designated “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 1,225,000,000. The number of shares of Preferred Stock which the Corporation is authorized to issue is 25,000,000 with a $.001 par value per share. The number of shares of Common Stock which the Corporation is authorized to issue is 1,200,000,000, with a $.001 par value per share. As of January 25, 2021, there were 500,000 shares of Series A Preferred Stock, 0 shares of Series B Preferred Stock, 281,450 shares of Series C Preferred Stock, and 506,737,122 shares of Common Stock issued and outstanding.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefor, subject to preferences that may be applicable to preferred stock, if any, then outstanding. At present, we have no plans to issue dividends. See “Dividend Policy” for additional information. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

10

Preferred Stock

Our amended and restated articles of incorporation authorize 25,000,000 shares of preferred stock and provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue shares of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

Series A Preferred Stock

Designation

The Company has designated 500,000 shares of its preferred stock as Series A Preferred Stock.

Ranking

The Series A Preferred Stock ranks senior to the common stock of the Company and to all other Preferred Stock of the Company.

Voting Rights

On all matters submitted to a vote of the shareholders of the Company, each share of Series A Preferred Stock will have 1,000 votes and holders of Series A Preferred Stock will vote with the holders of the Common Stock as one class.

Conversion Rights

The Series A Preferred Stock does not have any conversion rights into the common stock of the Company.

Dividends

The holders of the Series A Preferred Stock are not eligible to participate with respect to any dividends that may be declared by the Board of Directors.

Redemption

Subject to applicable law, the Company may, at any time and from time to time, purchase any shares of the Series A Preferred Stock from the holders.

Liquidation Preference

The Series A Preferred Stock is entitled to liquidation rights according to its rank (as set forth above) and at its par value.

Transfer Restrictions

The outstanding shares of the Series A Preferred Stock may not be transferred, assigned, hypothecated or otherwise conveyed to any party without the affirmative vote of the Board of Directors.

Series B Preferred Stock

Designation

The Company has designated 2,000,000 shares of its preferred stock as Series B preferred stock. The stated value of the Series B Preferred Stock is $10.00 per share.

Ranking

The Series B Preferred Stock ranks senior to the common stock of the Company and to all other Preferred Stock of the Company, except Series A.

11

Voting Rights

The holders of the Series B Preferred stock do not have voting rights.

Conversion Rights

Each share of Series B Preferred Stock is convertible into forty (40) shares of the Company’s common stock.

Dividends

The holders of the Series B Preferred Stock are entitled to receive, and the Company shall pay, non-cumulative dividends at the rate per share (as a percentage of the Stated Value) of 8% per annum. The dividends shall be payable at the Company’s option either in cash or in common shares of the Company.

Liquidation Preference

The Series B Preferred Stock is entitled to liquidation rights according to its rank (as set forth above) and at its stated value.

Transfer Restrictions

The Series B Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of in accordance with state and federal securities laws.

Series C Preferred Stock

Designation

The Company has designated 1,000,000 shares of its preferred stock of Series C preferred stock. The stated value of the Series C Preferred Stock is $10.00 per share.

Ranking

The Series C Preferred Stock ranks senior to the common stock of the Company and to all other Preferred Stock of the Company, except Series A and Series B.

Voting Rights

The holders of the Series C Preferred stock do not have voting rights.

Conversion Rights

Each share of Series C Preferred Stock is convertible into eighty (80) shares of the Company’s common stock.

Dividends

The holders of the Series C Preferred Stock are entitled to receive, and the Company shall pay, non-cumulative dividends at the rate per share (as a percentage of the Stated Value) of 8% per annum. The dividends shall be payable at the Company’s option either in cash or in common shares of the Company.

Liquidation Preference

The Series C Preferred Stock is entitled to liquidation rights according to its rank (as set forth above) and at its stated value.

Transfer Restrictions

The Series C Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of in accordance with state and federal securities laws.

12

Anti-Takeover Effects of Nevada Law and Our Charter Documents

Certain provisions of Nevada law and our Articles of Incorporation and Bylaws could make more difficult the acquisition of us by means of a tender offer or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

Transfer Agent

The transfer agent for our Common Stock is Securities Transfer Corporation at 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093. The transfer agent’s telephone number is (469) 633-0101.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

13

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the notice of exercise, and paying the required amount to the Company in immediately available funds, as provided in the applicable prospectus supplement. Upon receipt of the notice of exercise and the required payment, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant agreement are exercised, then we will issue a new warrant agreement for the remaining number of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Nevada.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

We may issue units composed of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered or global form.

The provisions described in this section, as well as those described under “Description of Our Capital Stock” and “Description of Warrants” will apply to each unit, as applicable, and to any common stock, preferred stock and warrant included in each unit, as applicable.

14

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus on a continuous or delayed basis directly to purchasers, through underwriters, broker-dealers or agents that may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of the securities, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise or through a combination of any such methods of sale. Discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold from time to time in one or more transactions at fixed prices, which may be changed from time to time, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including, as of the date of this prospectus, the OTCQB in the case of our common stock;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

●	through the writing of options, whether the options are listed on an options exchange or otherwise.

●	Each time that we use this prospectus to sell our securities, we shall also provide a prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

●	the public offering price;

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the securities; ·

●	the proceeds from the sale of the securities to us; ·

●	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents; ·

●	any discounts or concessions allowed or reallowed or repaid to dealers; and ·

●	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

15

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Each series of securities will be a new issue of securities. Our common stock is traded on the OTCQB under the symbol “ABML”. Unless otherwise specified in the applicable prospectus supplement, our securities (other than our common stock) will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Law Office of Jeffrey Maller, PC, Los Angeles, California, has provided an opinion, and will continue to will provide opinions, regarding the validity of the shares of our Common Stock. Law Office of Jeffrey Maller, PC may also provide opinions regarding certain other matters.

EXPERTS

The consolidated financial statements of American Battery Metals Corporation and its subsidiaries as of June 30, 2020 and September 30, 2019, and for the nine and twelve month periods then ended, respectively, have been incorporated by reference herein in reliance upon the report of Pinnacle Accountancy Group of Utah, independent registered public accounting firm (a dba of the PCAOB-registered firm Heaton & Company, PLLC), and upon the authority of said firm as experts in accounting and auditing.

16

PROSPECTUS SUPPLEMENT

14,285,715 Shares of Common Stock

Series A Warrants to Purchase up to 14,285,715 Shares of Common Stock

14,285,715 Shares of Common Stock Underlying Series A Warrants

Series B Warrants to Purchase up to 14,285,715 Shares of Common Stock

14,285,715 Shares of Common Stock Underlying Series B Warrants

Placement Agent Warrants to Purchase up to 857,143 Shares of Common Stock

857,143 Shares of Common Stock Underlying Placement Agent Warrants

H.C. Wainwright & Co.

March 29, 2023